EXHIBIT 10.2
FORM OF NONQUALIFIED STOCK OPTION AGREEMENT
     This AGREEMENT (this “Agreement”) is made as of         , 2006 by and between HealthMarkets, Inc. (formerly UICI), a Delaware corporation (the “Company”), and [                    ] (“Optionee”). As a condition precedent to the Company’s grant of the Options (as defined in Section 2 of this Agreement) to Optionee, Optionee is executing and delivering a counterpart of the Stockholders Agreement and thereby agrees to be bound by the Stockholders’ Agreement as a “Management Stockholder” thereunder.
     1. Certain Definitions. Capitalized terms used, but not otherwise defined, in this Agreement will have the meanings given to such terms in the Company’s 2006 Management Option Plan (the “Plan”). As used in this Agreement:
          (a) “Call Right” has the meaning specified in Section 8 of this Agreement.
          (b) “Company” has the meaning specified in the introductory paragraph of this Agreement.
          (c) “Compensation Committee” means the Executive Compensation Committee of the Board.
          (d) “Disability” shall mean the Optionee’s incapacity due to physical or mental illness to substantially perform his duties on a full-time basis for at least 26 consecutive weeks or an aggregate period in excess of 26 weeks in any one fiscal year, and within 30 days after a notice of termination is thereafter given by the Company, the Optionee shall not have returned to the full-time performance of the Optionee’s duties; provided, however, that if the Optionee shall not agree with a determination to terminate his employment because of Disability, the question of the Optionee’s Disability shall be subject to the certification of a qualified medical doctor selected by the Company or its insurers and acceptable to the Optionee or, in the event of the Optionee’s incapacity to accept a doctor, the Optionee’s legal representative.
          (e) “Effective Time” has the meaning specified in Section 9 hereof.
          (f) “Fair Market Value” shall have the meaning specified in the Stockholders Agreement.
          (g) “Options” has the meaning specified in Section 2 of this Agreement.
          (h) “Optionee” has the meaning specified in the introductory paragraph of this Agreement.
          (i) “Option Price” has the meaning specified in Section 2 of this Agreement.
          (j) “Option Shares” has the meaning specified in Section 2 of this Agreement.
          (k) “Performance-Based Tranche” has the meaning specified in Section 2 of this Agreement.
          (l) “Plan” has the meaning specified in Section 1 of this Agreement.

          (m) “Employment Agreement” means the separate agreement, dated as of April ___, 2006, between the Company and Optionee.
          (n) “Termination for Cause” means the termination by the Company or any Subsidiary of Optionee’s employment with the Company or any Subsidiary as a result of (i) the commission by Optionee of an act of gross negligence, willful misconduct, fraud, embezzlement, misappropriation or breach of fiduciary duty against the Company or any of its affiliates or Subsidiaries, or the conviction of Optionee by a court of competent jurisdiction of, or a plea of guilty or nolo contendere to, any felony or any crime involving moral turpitude or any crime which reasonably could affect the reputation of the Company or the Optionee’s ability to perform the duties required under his employment agreement, if any, with the Company or any Subsidiary, (ii) the commission by Optionee of a material breach of any of the covenants in his employment agreement, if any, with the Company or any Subsidiary or the Stockholders Agreement, which breach has not been remedied within 30 days of the delivery to the Optionee by the Board of written notice of the facts constituting the breach, and which breach if not cured, would have a material adverse effect on the Company, or (iii) the habitual and willful neglect by Optionee of his obligations under his employment agreement, if any, with the Company or any Subsidiary or the Optionee’s duties as an employee of the Company or any Subsidiary.
          (o) “Termination for Good Reason” means the termination by the Optionee of Optionee’s employment with the Company or any Subsidiary with written notice to the Company within 90 days following the occurrence, without Optionee’s consent, of any of the following events (after failure of the Company or any Subsidiary to cure in thirty (30) days): (i) the reduction of Optionee’s position from that of a senior executive level position with the Company or any Subsidiary, (ii) a decrease in Optionee’s base salary or target annual bonus, other than in the case of a decrease for a majority of similarly situated executives of the Company or any Subsidiary, (iii) a reduction in Optionee’s participation in the Company’s or any Subsidiary’s benefit plans and policies to a level materially less favorable to Optionee, unless such reduction applies to a majority of the senior level executives of the Company or any Subsidiary, or (iv) the announcement of the relocation of Optionee’s primary place of employment to a location 50 or more miles from the current headquarters.
          (p) “Termination Without Cause” means the termination by the Company or any Subsidiary of Optionee’s employment with the Company or any Subsidiary for any reason other than a Termination for Cause (other than by reason of Optionee’s death or Disability) and shall include the Company’s or the Subsidiary’s election not to extend any employment agreement between Optionee and the Company or any Subsidiary at the end of any employment period.
          (q) “Time-Based Tranche” has the meaning specified in Section 2 of this Agreement.
          (r) “Tranche C Option Shares” has the meaning specified in Section 2 of this Agreement.
          (s) “Voluntary Termination” means Optionee’s termination of Optionee’s employment with the Company or any Subsidiary for any reason, other than a Termination for Good Reason.

     2. Grant of Stock Option. Subject to and upon the terms, conditions, and restrictions set forth in this Agreement and in the Plan and the Company’s obtaining shareholder approval of the Plan, the Company hereby grants to Optionee options (the “Options”) to purchase ___shares of the Company’s Class A-1 Common Stock (the “Option Shares”). The Options may be exercised from time to time in accordance with the terms of this Agreement. Subject to adjustment as hereinafter provided,
          (a) one-third of the Option Shares (___shares) may be purchased pursuant to the Options at a price (the “Option Price”) of $37.00 per share (the “Time-Based Tranche”);
          (b) one-third of the Option Shares (___shares) may be purchased pursuant to the Options at an Option Price of $37.00 per share (the “Performance-Based Tranche”); and
          (c) one-third of the Option Shares (___shares) (the “Tranche C Option Shares”) may be purchased pursuant to this Option at an Option Price of (i) $37.00 per share, if Optionee exercises the option to purchase any Tranche C Option Shares prior to the second anniversary of the Effective Time; (ii) $40.70 per share, if Optionee exercises the option to purchase any Tranche C Option Shares on or after the second anniversary of the Effective Time but prior to the third anniversary of the Effective Time; (iii) $44.77 per share, if Optionee exercises the option to purchase any Tranche C Option Shares on or after the third anniversary of the Effective Time but prior to the fourth anniversary of the Effective Time; (iv) $49.25 per share, if Optionee exercises the option to purchase any Tranche C Option Shares on or after the fourth anniversary of the Effective Time but prior to the fifth anniversary of the Effective Time; and (v) $54.17 per share, if Optionee exercises the option to purchase any Tranche C Option Shares on or after the fifth anniversary of the Effective Time.
The Options are intended to be nonqualified stock options and shall not be treated as an “incentive stock option” within the meaning of that term under Section 422 of the Code, or any successor provision thereto. In the event that shareholder approval of the Plan is not obtained, this Option shall be void ab initio and of no force and effect.
     3. Term of Options. The term of the Options shall commence at the Effective Time and, unless earlier terminated in accordance with Section 7 hereof, shall expire ten (10) years from the Effective Time.
     4. Right to Exercise. Unless terminated as hereinafter provided, the Options shall become exercisable only as follows:
          (a) The Options shall become exercisable with respect to 20% of the Time-Based Tranche (___shares) on each of the first five anniversaries of the Effective Time if Optionee remains in the continuous employ of the Company or any Subsidiary as of each such date.
          (b) The Optionee may earn the right to exercise the option to purchase (i) 25% of the Performance-Based Tranche (___shares) on the first anniversary of the Effective Time, (ii) 25% of the Performance-Based Tranche (___shares) on the second anniversary of the Effective Time, (iii) 17% of the Performance-Based Tranche (___shares) on the third anniversary of the Effective Time, (iv) 17% of the Performance-Based Tranche (___shares) on the fourth anniversary of the Effective Time and (v) the remaining 16% of the Performance-Based Tranche (___shares) on the fifth anniversary of the Effective Time, provided, however, that (A) as of each such date Optionee shall have remained in the continuous employ of the Company or any Subsidiary and (B) the Company shall have achieved certain specified performance targets (including, without limitation, EBIT, net income and revenue growth) set by the Compensation Committee after consultation in good faith with the Chief Executive Officer of the

Company for such year. Any shares included in the Performance-Based Tranche as to which Optionee does not earn the right to exercise the related Option Shares shall thereupon expire and terminate.
          (c) The Options shall become exercisable with respect to (i) 25% of the Tranche C Option Shares (___shares) on the first anniversary of the Effective Time, (ii) 25% of the Tranche C Option Shares (___shares) on the second anniversary of the Effective Time, (iii) 17% of the Tranche C Option Shares (___shares) on the third anniversary of the Effective Time, (iv) 17% of the Tranche C Option Shares (___shares) on the fourth anniversary of the Effective Time and (v) the remaining 16% of the Tranche C Option Shares (___shares) on the fifth anniversary of the Effective Time, provided however, that as of each such date Optionee remains in the continuous employ of the Company or any Subsidiary.
          (d) Notwithstanding the foregoing, (i) the Options granted hereby shall become immediately exercisable with respect to all of the Option Shares upon the occurrence of a Change of Control if Optionee remains in the continuous employ of the Company or any Subsidiary until the date of the consummation of such Change of Control and (ii) if the Optionee’s employment with the Company or any Subsidiary terminates for any reason other than a Termination for Cause or a Voluntary Termination, then (A) the Options shall be exercisable with respect to a number of Option Shares equal to the sum of (x) the total number of Option Shares that became exercisable pursuant to Sections 4(a), 4(b) and 4(c) hereof as of the date of Optionee’s termination of employment and (y) the number of Option Shares that would have become exercisable under the provisions of Sections 4(a), 4(b) and 4(c) hereof if the Optionee had remained in the employ of the Company or any Subsidiary until the first anniversary of the date of Optionee’s termination of employment with the Company or any Subsidiary; provided, however, that the number of Option Shares that would have become exercisable under the provisions of Section 4(b) if the Optionee had remained in the employ of the Company or any Subsidiary until the first anniversary of the date of Optionee’s termination of employment with the Company or any Subsidiary will not become exercisable under clause (y) above if it is apparent, in the reasonable judgment of the Company, that the Company will miss the performance targets for the fiscal year in which the termination of employment occurs; and (B) and all other Options shall terminate.
          (e) Optionee shall be entitled to the privileges of ownership with respect to Option Shares purchased and delivered to Optionee upon the exercise of all or part of the Options.
     5. Option Nontransferable. Optionee may not transfer or assign all or any part of the Options other than by will or by the laws of descent and distribution. The Options may be exercised, during the lifetime of Optionee, only by Optionee, or in the event of Optionee’s legal incapacity, by Optionee’s guardian or legal representative acting on behalf of Optionee in a fiduciary capacity under state law and court supervision.
     6. Notice of Exercise; Payment.
          (a) To the extent then exercisable, the Option may be exercised in whole or in part by written notice to the Company stating the number of Option Shares for which the Options are being exercised and the intended manner of payment. The date of such notice shall be the exercise date. Except as otherwise provided in Section 24, payment equal to the aggregate Option Price of the Option Shares being purchased pursuant to an exercise of the Options must be tendered in full with the notice of exercise to the Company in one or a combination of the following methods as specified by Optionee in the notice of exercise: (i) cash in the form of currency or check or by wire transfer as directed by the Company, (ii) solely following an IPO or shares of the Company’s Class A-1 Common Stock otherwise being traded on an established securities market, through the surrender to the Company of shares of Class A-1 Common

Stock owned by Optionee for at least six months as valued at their Fair Market Value on the date of exercise or (iii) through such other form of consideration as is deemed acceptable by the Board.
          (b) As soon as practicable upon the Company’s receipt of Optionee’s notice of exercise and payment, the Company shall direct the due issuance of the Option Shares so purchased.
          (c) As a further condition precedent to the exercise of the Options in whole or in part, Optionee shall comply with all regulations and the requirements of any regulatory authority having control of, or supervision over, the issuance of the shares of Class A-1 Common Stock and in connection therewith shall execute any documents which the Board shall in its sole discretion deem necessary or advisable.
     7. Termination of Agreement. The Agreement and the Options granted hereby shall terminate automatically and without further notice on the earliest of the following dates:
          (a) following Optionee’s termination due to Optionee’s death, Disability, Termination for Good Reason or Termination Without Cause by the Company, the earlier of (i) one (1) year following the Optionee’s date of termination or (ii) the remaining term of the Option; provided, however, that it shall be a condition to the exercise of the Options in the event of Optionee’s death that the Person exercising the Options shall (i) have agreed in a form satisfactory to the Company to be bound by the provisions of this Agreement and the Stockholders Agreement and (ii) comply with all regulations and the requirements of any regulatory authority having control of, or supervision over, the issuance of the shares of Class A-1 Common Stock and in connection therewith shall execute any documents which the Board shall in its sole discretion deem necessary or advisable;
          (b) after Optionee’s Voluntary Termination the earlier of (i) ninety (90) calendar days following the Optionee’s date of termination or (ii) the remaining term of the Options;
          (c) The date of Optionee’s Termination for Cause; or
          (d) Ten (10) years from the Effective Time.
In the event that Optionee’s employment is terminated in the circumstances described in Section 7(c) hereof, this Agreement shall terminate at the time of such termination notwithstanding any other provision of this Agreement and the Options will cease to be exercisable to the extent exercisable as of such termination and will not be or become exercisable after such termination. Optionee shall be deemed to be an employee of the Company or any Subsidiary if on a leave of absence approved by the Board.
     8. Call Right. Upon termination of Optionee’s employment for any reason prior to an IPO, the Company will have the right to purchase (the “Call Right”) any Option Shares that Optionee received pursuant to the terms and conditions set forth in Article VI Call Rights of the Stockholders Agreement.
     9. Effective Time. The Options granted hereby shall be and become effective (the “Effective Time”) upon the last to occur of each of the following:
          (a) An executed counterpart of this Agreement shall be delivered to the Company by the Optionee; and
          (b) The Plan shall have been approved by the Board of Directors of the Company.

     10. Initial Public Offering. Option Shares acquired on exercise of any Option will be subject to the terms and conditions of the Stockholders’ Agreement. The Company and Optionee acknowledge that they will agree to provide the Company with the right to require Optionee and other executives of the Company or any Subsidiary to waive any registration rights with regard to such Option Shares upon an IPO, in which case the Company will implement an IPO bonus plan in cash, stock or additional options to compensate for Optionee’s and the other executives’ loss of liquidity.
     11. No Employment Contract. Nothing contained in this Agreement shall (a) confer upon Optionee any right to be employed by or remain employed by the Company or any Subsidiary, or (b) limit or affect in any manner the right of the Company or any Subsidiary to terminate the employment or adjust the compensation of Optionee.
     12. Taxes and Withholding. The Company or any Subsidiary may withhold, or require Optionee to remit to the Company or any Subsidiary, an amount sufficient to satisfy federal, state, local or foreign taxes (including the Optionee’s FICA obligation) in connection with any payment made or benefit realized by Optionee or other person under this Agreement or otherwise, and the amounts available to the Company or any Subsidiary for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that Optionee or such other person make arrangements satisfactory to the Company or any Subsidiary for payment of the balance of such taxes required to be withheld. The Company or any Subsidiary may elect to have such withholding obligation satisfied by having Optionee surrender to the Company or any Subsidiary a portion of the Option Shares that is issued or transferred to Optionee upon the exercise of an Option (but only to the extent of the minimum withholding required by law), and the Option Shares so surrendered by Optionee shall be credited against any such withholding obligation at the Fair Market Value of such shares on the date of such surrender.
     13. Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, that notwithstanding any other provision of this Agreement, the Options shall not be exercisable if the exercise thereof would result in a violation of any such law.
     14. Adjustments. The Board may make or provide for such substitution or adjustments in the number of Option Shares covered by the Options, in the Option Price applicable to such Options, the Maximum Price (as defined in Section 24), and in the kind of shares covered thereby and/or such other equitable substitution or adjustments as the Board may determine to prevent dilution or enlargement of Optionee’s rights that otherwise would result from (a) any stock dividend, extraordinary or special cash-dividend, stock split, combination of shares, recapitalization, or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reclassification, reorganization, partial or complete liquidation, or other distribution of assets or issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Such substitutions and adjustments may include, without limitation, canceling any and all Options in exchange for cash payments equal to the excess, if any, of the value of the consideration paid to a shareholder of an Option Share over the Option Price per share subject to such Option in connection with such an adjustment event.
     15. Relation to Other Benefits. Any economic or other benefit to Optionee under this Agreement shall not be taken into account in determining any benefits to which Optionee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or any Subsidiary and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or any Subsidiary.

     16. Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of Optionee under this Agreement without Optionee’s written consent.
     17. Severability. If one or more of the provisions of this Agreement is invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.
     18. Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistent provisions between this Agreement and the Plan, the Plan shall govern. The Board acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with the Option or its exercise.
     19. Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Optionee, and the successors and assigns of the Company.
     20. Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof and all parties, including their successors and assigns, consent to the jurisdiction of the state and federal courts of Delaware.
     21. Prior Agreement. As of the Effective Time, this Agreement supersedes any and all prior and/or contemporaneous agreements, either oral or in writing, between the parties hereto, or between either or both of the parties hereto and the Company, with respect to the subject matter hereof, including, without limitation, the Employment Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or other agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, pertaining to the subject matter hereof, which are not embodied herein, and that no prior and/or contemporaneous agreement, statement or promise pertaining to the subject matter hereof that is not contained in this Agreement shall be valid or binding on either party.
     22. Notices. For all purposes of this Agreement, all communications, including without limitation notices, consents, requests or approvals, required or permitted to be given hereunder will be in writing and will be deemed to have been duly given when hand delivered or dispatched by electronic facsimile transmission (with receipt thereof confirmed), or five business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, or three business days after having been sent by a nationally recognized overnight courier service such as Federal Express, UPS, or Purolator, addressed to the Company (to the attention of the Secretary of the Company) at its principal executive offices and to Optionee at his principal residence, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address shall be effective only upon receipt.
     23. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement
     24. Tandem Option. Notwithstanding any other provision of this Agreement to the contrary, in the event that the Compensation Committee grants to the Optionee an option on the same terms and conditions as the Option granted hereunder (with the term and vesting provisions of such option commencing as of the date of grant of this Option) except with an exercise price per share (other than shares issuable upon exercise of options corresponding to the Options granted pursuant to Sections 2(c)(ii), (iii), (iv) and (v), which shall have an exercise price per share equal to the exercise prices set forth in Sections 2(c)(ii), (iii), (iv) and (v) hereof) equal to the then-current Fair Market Value of a share of Class A-1 Common Stock on the date of grant of such option (a “Tandem Option”), (a) the maximum amount per Option Share that may be derived upon the exercise of the Option granted hereunder or upon the cancellation of the Option pursuant to Section 14 of this Agreement shall be equal to the exercise price per share of Class A-1 Common Stock subject to the Tandem Option (the “Maximum Price”), provided that if the Fair Market Value (and therefore the exercise price per share of the Tandem Option) is equal to $37 on the date of grant of the Tandem Option, this Option shall be cancelled without the payment of any consideration therefor and (b) any exercise of the Option shall be on a “net-share” basis. Any exercise of the Tandem Option shall be deemed to be an exercise of the corresponding number and type of Option Shares granted hereunder and any exercise of the Option granted hereunder shall be deemed to be an exercise of the corresponding number and type of shares subject to the Tandem Option.
     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and Optionee has executed this Agreement, as of the day and year first above written.

HealthMarkets, Inc.

By:

Name:
Title:

OPTIONEE
Name: